Exhibit 10.1


                                                                Execution Copy

                              Amended and Restated
                              Employment Agreement

                  This Amended and Restated Employment Agreement (this "Agreement") is made and entered into as of February 28, 2006, by and among Darling International Inc., a Delaware corporation ("Parent"), Darling National LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (the "Employer" or "Company"), and Mark A. Myers ("Employee"). Parent, the Company and Employee are collectively referred to herein as the "Parties."

                  WHEREAS, Employee has previously entered into an employment agreement with Parent dated as of December 19, 2005 ("Prior Employment Agreement") to be effective upon the closing of the transactions (the date of such closing, the "Effective Date") contemplated by that certain Asset Purchase Agreement by and among Parent, the Company and National By-Products, LLC, an Iowa limited liability company, dated as of December 19, 2005 (the "Asset Purchase Agreement");

                  WHEREAS, Parent and the Company desire for the Company to employ Employee and Employee desires to be employed by the Company, under the terms and pursuant to the conditions set forth herein; and

                  WHEREAS, this Agreement amends, restates and supersedes the Prior Employment Agreement in its entirety.

                  NOW, THEREFORE, for and in consideration for the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, the Parties do hereby agree as follows:

                  1. Employment. The Employer hereby agrees to employ Employee, and Employee hereby agrees to be employed by the Employer during the Employment Period (as defined below), upon the terms and subject to the conditions set forth in this Agreement. Employee shall carry out such duties as are assigned by Parent's Chief Executive Officer (the "CEO"). Employee will initially have the title of Executive Vice President, Chief Operating Officer, Midwest Region and will have the Des Moines Regional Office as his primary office.

                  2. Base Salary. Employee shall receive a base salary of $427,215 per annum during the Employment Period as compensation for the services contemplated hereby, payable periodically in accordance with Parent's payroll policy for executive officers ("Base Salary"). Employee will not receive any compensation other than the Base Salary except as specifically set forth in
Section 5, Bonus and Section 6, Employee Benefits. The amount of Base Salary will be reviewed by Parent's Board of Directors Compensation Committee annually and may be increased, subject to the approval of Parent's Board of Directors Compensation Committee in its sole discretion.


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                  3. Employment Period. The Term of this Agreement shall
commence on the Effective Date and shall continue until December 31, 2007, subject to termination as provided in Section 8. The term "Employment Period" means all times Employee is employed by the Employer, commencing on the Effective Date and continuing throughout the Term.

                  4. Employee Service. During the Employment Period, Employee shall devote his full time and best efforts to the business of the Company and Parent and at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties reasonably requested by the CEO.

                  5. Bonus. Employee will be eligible to participate in Parent's Annual Incentive Compensation Plan (the "Plan") of which 35% of Employee's annual base salary (prorated for any partial year) is used for bonus calculations. The Plan is based upon annual performance objectives and terms of any Plan adopted by Parent's Board of Directors from time to time. Bonuses awarded pursuant to such Plan will be payable in accordance with the then current policy of the Company and Parent.

                  6. Employee Benefits. During the Term, Employee shall be entitled to:

                    (a) continued participation in the health insurance, vacation, holiday, profit-sharing, and 401(k) plans in place and in which Employee participates as of the date of signing of the Asset Purchase Agreement that are assumed and continued by the Employer or in comparable plans if such plans are discontinued by the Employer following the Effective Date;

                    (b) a motor vehicle allowance in the amount of $700 per month, payable monthly;

                    (c) reimbursement for all ordinary and necessary motor vehicle expenses and travel expenses incurred by Employee in connection with the performance of his duties hereunder, subject to submission of appropriate documentation thereof in compliance with such policies and procedures as the Company may adopt from time to time;

                    (d) accrue and be entitled to use up to four weeks of vacation each year, at full pay, in accordance with the Company's vacation policy;

                    (e) eligibility for consideration by Parent's Board of Directors Compensation Committee for participation in Parent's Long Term Incentive Program; and

                    (f) eligibility for consideration by Parent's Board of Directors for a Senior Executive Termination Benefits Agreement as offered to other senior executives of Parent as of December 31, 2007, the form of which is attached hereto as Exhibit A, but which form may be modified from time to time by Parent's Board of Directors in its sole discretion; provided, however, that if Parent's Board of Directors in its sole discretion determines not to enter into a Senior Executive Termination Benefits Agreement with Employee, then


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Employee will be entitled to severance benefits in accordance with the Company's and Parent's then current policy for salaried employees.

Employee shall not be entitled to any benefits other than as specifically set forth in this Section 6.

                  7. Certain Covenants.

                    (a) Confidentiality Agreement. Employee acknowledges that he has in his possession as of the Effective Date, and that he will continue to have access to, Confidential Information (hereinafter defined) which has great value to the Employer and Parent. Confidential Information includes, in whole or in part, information concerning the Company's or its affiliates' experimental and development plans, trade secrets, secret procedures, information relating to ideas, improvements, and inventions, disclosures, processes, systems, contracts, agreements, formulas, patents, patent applications, machinery, material research activities and plans, customers or vendors and prospective customers, the Company's or its affiliates' product costs, prices, profits and volume of sales, and future business plans, and other confidential or proprietary information belonging to the Company or its affiliates or relating to the Company's or its affiliates' affairs, including, without limitation, such information that has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or other agreements entered into by the Company or any of its affiliates; provided, however, that Confidential Information shall not include any information that has entered or enters the public domain through no fault of Employee. During the Employment Period and at all times thereafter, Employee shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person for any reason, whether or not developed by Employee, except the Employer's and Parent's personnel entitled thereto and other persons designated in writing by the CEO. Employee shall not cause, suffer or permit the Confidential Information to be used for the gain or benefit of any party outside the Employer or Parent or for Employee's personal gain or benefit outside the scope of Employee's engagement by the Employer. The Company shall have the right to communicate with any of the future or prospective employers of Employee concerning Employee's continuing obligation to hold and safeguard the Confidential Information.

                    (b) Non-Competition Agreement. During the Employment Period, Employee shall not:

                            (i) have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any city, state, or part thereof in the United States (the "Restricted Territory") in a business in which the Employer or Parent is engaged in the Restricted Territory or part thereof, including the acquisition of, and servicing of suppliers of, yellow grease and the processing, marketing and/or sale thereof, the acquisition of, disposal of, servicing of suppliers of, and/or processing of rendering raw materials (fat, bone, and offal) and the marketing, sale and/or disposal of Meat and Bone Meal, and the


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         servicing of grease traps and/or processing of grease trap material;
         provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity if Employee (a) is not a controlling person of, or a member of a group which controls, such entity and (b) does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such entity;

                            (ii) solicit or assist any other person to solicit any business (other than for the Employer or Parent) from any customer of the Employer or Parent or request or advise any present or future customer of the Employer or Parent to withdraw, curtail or cancel its business dealings with the Employer or Parent, as the case may be; or commit any other act or assist others to commit any other act which might injure the business of the Employer or Parent;

                            (iii) directly or indirectly, hire, solicit or encourage to leave the employment of the Employer or any of its affiliates, any employee of the Employer or any of its affiliates or hire any such employee who has left the employment of the Employer or any of its affiliates within one year of the termination of such employee's employment with the Employer or any of its affiliates; or

                            (iv) directly or indirectly, hire, solicit or encourage to cease work with the Employer or any of its affiliates any consultant then under the oral or written contract with the Employer or any of its affiliates within one year of the termination of such Employee's employment with the Employer or any of its affiliates.

                  8. Termination.

                    (a) Death or Total Disability of Employee. If Employee dies or becomes totally disabled during the Employment Period, the Employment Period shall automatically terminate. For these purposes Employee shall be deemed totally disabled if Employee shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge Employee's duties hereunder for a period of ninety (90) consecutive calendar days or for 120 calendar days in any 180 calendar-day period ("Disability"). A determination of Disability shall be made by a physician satisfactory to both Employee and the Company; provided, however, that if Employee and the Company do not agree on a physician, Employee and the Company shall each select a physician and these two together shall select a third physician, and the determination by a majority of the three physicians as to Disability shall be binding on all parties.

                    (b) Termination for Cause. The Employment Period may be terminated by the Employer for the following occurrences ("Cause"):

                            (i) Employee's material breach of any of the covenants contained in Section 7 of this Agreement;


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                            (ii) Employee's conviction by, or entry of a plea of
         guilty or nolo contendere in, a court of competent and final jurisdiction for any crime (whether felony or misdemeanor) involving moral turpitude or punishable by imprisonment for more than one year in the jurisdiction involved or resulting in any imprisonment;

                            (iii) Employee's commission of any crime, act of fraud, embezzlement or theft upon or against (x) the Employer or Parent in connection with his duties with the Company or in the course of his employment with the Company or otherwise, or (y) any third party whether prior to our subsequent to the date hereof;

                            (iv) Employee's continuing repeated failure or refusal to perform Employee's duties as required by this Employment Agreement (including, without limitation, Employee's inability to perform Employee's duties hereunder as a result of chronic alcoholism or drug addiction and/or as a result of any failure to comply with any laws, rules or regulations of any governmental entity with respect to Employee's employment by the Employer), provided that termination of the Employment Period pursuant to this subsection (iv) shall not constitute valid termination for Cause unless Employee shall have first received written notice from the Company stating with specificity the nature of such failure or refusal and affording Employee at least fifteen (15) days to correct the act or omission complained of; or

                            (v) gross negligence, insubordination, material violation by Employee of any duty of loyalty to the Employer, disparagement of the Employer or Parent or their respective business, or any other material misconduct on the part of Employee, provided that termination of the Employment Period pursuant to this subsection (v) shall not constitute valid termination for Cause unless Employee shall have first received written notice from the Company stating with specificity the nature of such failure or refusal and affording Employee at least fifteen (15) days to correct the act or omission complained of.

If Employee is terminated for Cause, all payments and benefits pursuant to this Agreement will cease immediately upon the date of such termination.

                    (c) Effects of a Termination by Resignation. If Employee resigns, Employee shall be entitled to receive his Base Salary to the effective date of the notice of termination. Employee will be entitled to no other compensation.

                    (d) Effects of Termination for Death or Disability. Upon the occurrence of Employee's death or total disability during the Employment Period, all payments and benefits pursuant to this Agreement will cease.

                    (e) Termination by Expiration of Time. If this Agreement is not otherwise terminated prior to December 31, 2007, it will be terminated as of the close of business on that date.


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                  9. Return of the Employer's or Parent's Property and
Confidential Information. Upon the termination of the Employment Period for any reason, Employee shall promptly deliver to the Company all Company or Parent property in his possession and any and all documents or materials containing or constituting Confidential Information.

                  10. Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of federal and state income, FICA and other withholding tax it determines to be required by law.

                  11. Miscellaneous.

                    (a) Entire Agreement; Modification. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, supersedes all prior oral or written understandings between them concerning such subject matter, including without limitation the Prior Employment Agreement. This Agreement may be modified only by a written instrument duly executed by each Party.

                    (b) Survival. Notwithstanding the termination of this Agreement or Employee's employment hereunder, Sections 7, 9 and 11 hereof shall survive any such termination.

                    (c) Waiver. The failure of any party hereto at any time to enforce performance by any other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by any party of any breach of any provisions hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                    (d) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

                    (e) Governing Law. This Agreement shall be exclusively governed by, and interpreted in accordance with, the internal laws of the State of Texas, without regard to the conflict of law principles thereof.

                    (f) Non-transferability of Interest; Assignment by the Employer. None of the responsibilities of Employee or the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the


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laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Employer pursuant to this Agreement shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise to any entity or person, this Agreement and the rights and obligations of the Company hereunder shall be transferred to such entity or person. This Agreement shall be binding upon and inure to the benefit of the parties, and their legal representatives, heirs, and, subject to the preceding sentences of this Section 11(f), their successors and assigns.

                    (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                    (h) Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date hereinabove set forth.



                                DARLING NATIONAL LLC

                                By: /s/ Randall C. Stuewe
                                    ---------------------------------------
                                    Randall C. Stuewe
                                    Chief Executive Officer




                                DARLING INTERNATIONAL INC.

                               By: /s/ Randall C. Stuewe
                                    ---------------------------------------
                                    Randall C. Stuewe
                                    Chief Executive Officer



                                /s/ Mark A. Myers
                                -------------------------------------------
                                Mark A. Myers



















                                SIGNATURE PAGE TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT